Exhibit h(6)


                                    FIRST AMENDMENT

         AMENDMENT AGREEMENT, effective as of July 1, 2003, by and between Julius Baer International Equity Fund, (the "Lender") and Investors Bank & Trust Company, (the "Bank").

         WHEREAS the Lender and Investors Bank entered into an Securities Lending Agency Agreement dated March 11, 2002 (the "Securities Lending Agreement"); as amended from time to time, and

         WHEREAS, the Lender and Investors Bank desire to amend the Securities Lending Agreement as set forth below.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.       AMENDMENTS.

         (a) Section 5.7 of the Securities Lending Agreement is hereby amended by deleting Section 5.7 thereof in its entirety and inserting in lieu thereof the following:

         "In connection with each Securities loan hereunder the Lender shall pay to the Bank a fee equal to 20% of (a) net realized income derived from Approved Investments, plus (b) any Securities Loan Fee paid or payable by the Borrower, minus (c) any Rebate paid by the Bank to the Borrower. The Bank is authorized, on a monthly basis, to charge its fee and any other amounts owed by the Lender hereunder again the Account and/or Collateral Account."

2.       MISCELLANEOUS.

         (a) Except as amended hereby, the Securities Lending Agreement shall remain in full force and effect.

         (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

                                  INVESTORS BANK & TRUST COMPANY


                                  By:  /s/ ANDREW M. NESVET
                                       ----------------------

                                  Name:  ANDREW M. NESVET
                                        ---------------------

                                  Title: MANAGING DIRECTOR
                                        ---------------------


                                  JULIUS BAER INTERNATIONAL EQUITY FUND


                                  By:  /s/ CRAIG GIUNTA & /s/ ANTHONY WILLIAMS
                                       ---------------------------------------

                                  Name:  Craig Giunta

                                  Title:  Chief Financial Officer and Treasurer